Exhibit 99.2

PRELIMINARY COPY

US AIRWAYS GROUP, INC.

111 WEST RIO SALADO PARKWAY

TEMPE, ARIZONA 85281

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58981-P24916-Z57480                KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 US AIRWAYS GROUP, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	A proposal to adopt the Agreement and Plan of Merger, as amended (the Merger Agreement), dated as of February 13, 2013, by and among US Airways Group, AMR Corporation (AMR), and AMR Merger Sub, Inc., a wholly-owned subsidiary of AMR.	☐	☐	☐

2.	A proposal to consider and approve, on a non-binding, advisory basis, the merger-related compensation of US Airways Group’s named executive officers as disclosed in the proxy statement/prospectus.	☐	☐	☐

3.	A proposal to approve the adjournment of the 2013 annual meeting of stockholders, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are not sufficient votes to adopt the Merger Agreement present at the 2013 annual meeting of stockholders.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

4.	A proposal to elect two directors in Class II to the board of directors of US Airways Group to serve until the 2016 annual meeting of stockholders of US Airways Group and until their respective successors have been duly elected and qualified.	For	Against	Abstain

Nominees are:

	4a. Denise M. O’Leary	☐	☐	☐

	4b. George M. Philip	☐	☐	☐

5.	A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of US Airways Group for the fiscal year ending December 31, 2013.	☐	☐	☐

6.	A proposal to consider and approve, on a non-binding, advisory basis, the compensation of US Airways Group’s named executive officers as disclosed in the proxy statement/prospectus.	☐	☐	☐

If any other matters properly come before the 2013 annual meeting of stockholders or any adjournments or postponements thereof, the persons named as proxies will vote upon those matters according to their judgment. The board of directors of US Airways Group is not aware of any other business to be presented to a vote of the stockholders at the 2013 annual meeting of stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

ADMISSION TICKET

US Airways Group, Inc.

2013 ANNUAL MEETING OF STOCKHOLDERS

Friday, July 12, 2013

9:00 a.m. local time

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

This admission ticket admits only the named stockholder.

Directions to Latham & Watkins LLP:

Latham & Watkins is located at 885 Third Avenue, New York, New York 10022. This address is at the cross streets between 53rd and 54th. If arriving by taxi from any location, provide instruction to go to 53rd and Third Avenue to make the destination clear.

From Subway: The nearest subway stop to Latham & Watkins is the E or M train (53rd Street Station) or the #6 train (51st Street Station).

From Rail/Bus Station:

•	From Penn Station or Port Authority Bus Terminal: Take the E train uptown and get off at Lexington Avenue. Penn Station is where you would arrive if you were traveling on Amtrak.

•	From Grand Central Terminal: Take the #6 train uptown and get off at 51st Street.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated. If you plan to attend the Annual Meeting and require special assistance, please contact Caroline Ray at 202-326-5165 to request any listening or visual aid devices by June 28, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

M58982-P24916-Z57480

US AIRWAYS GROUP, INC.

111 WEST RIO SALADO PARKWAY

TEMPE, ARIZONA 85281

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JULY 12, 2013

Proxy Solicited by the Board of Directors for the 2013 Annual Meeting of Stockholders to be held on July 12, 2013.

The undersigned hereby appoints W. Douglas Parker and Stephen L. Johnson, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock of US Airways Group, Inc. that the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of US Airways Group, Inc., to be held at Latham & Watkins LLP, 885 Third Avenue, New York, NY on Friday, July 12, 2013, at 9:00 a.m., local time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF YOU DO NOT STATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 4 AND “FOR” PROPOSALS 1, 2, 3, 5 AND 6. ANY ADDITIONAL BUSINESS AS PROPERLY MAY COME BEFORE THE 2013 MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern time, on July 11, 2013.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side